UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2008

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
          In April 2008, The Greenbrier Companies, Inc. (the “Company”) exercised a thirty day notification provision to cancel its railcar repair and services agreement with BNSF Railway Company (“BNSF”), one of the Company’s largest customers, pending negotiations to amend the agreement. This agreement, along with other agreements, has provided an estimated $50 million of annual refurbishment & parts revenue for the Company, a portion of overall revenues generated from BNSF. On April 14, 2008, the Company and BNSF entered into a revised agreement under which the Company will continue to provide such services to BNSF.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: April 16, 2008	By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum,
Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)